Subsidiary List                                 EXHIBIT 21
As of June 30, 2022

Name:	State or other Jurisdiction of Incorporation:
Access Data Corp.	Delaware
ActivePath Solutions Ltd.	Israel
AdvisorStream Ltd.	Canada
BFILS US Credit LLC	Delaware
Bonaire Software Solutions, LLC	Massachusetts
Broadridge Analytics Solutions Limited	United Kingdom
Broadridge Asia Pacific Limited	Hong Kong
Broadridge (Australia) Pty. Ltd.	Australia
Broadridge BPO Holding LLC	Delaware
Broadridge Business Process Outsourcing, LLC	Delaware
Broadridge Business Process Outsourcing (Canada), Inc.	Canada
Broadridge City Networks (UK) Limited	United Kingdom
Broadridge Corporate Issuer Solutions, Inc.	Pennsylvania
Broadridge Customer Communications Canada, ULC	British Columbia
Broadridge Czech Republic s.r.o.	Czech Republic
Broadridge (Deutschland) GmbH	Germany
Broadridge Financial Solutions International, Ltd.	United Kingdom
Broadridge Financial Solutions (India) Private Limited	India
Broadridge Financial Solutions Ltd.	United Kingdom
Broadridge Financial Solutions (Canada) Corp.	Canada
Broadridge Financial Solutions Limited (South Africa) Branch Branch	South Africa
Broadridge Fixed Income Liquidity Solutions, LLC (1)	Delaware
Broadridge Fluent Solutions, LLC	Delaware
Broadridge France SAS	France
Broadridge FX and Liquidity Solutions, LLC	Delaware
Broadridge Holdings, LLC	Delaware
Broadridge Investor Communications Corporation	Canada
Broadridge Investor Communication Solutions, Inc.	Delaware
Broadridge Ireland Limited	Ireland
Broadridge (Japan) Ltd.	Japan
Broadridge Mail, LLC	Delaware
Broadridge Managed Solutions, Inc.	Delaware
Broadridge Nederland II B.V.	Netherlands

Name:	State or other Jurisdiction of Incorporation:
Broadridge Output Solutions, Inc.	Delaware
Broadridge Poland sp. z o.o.	Poland
Broadridge RPM Technologies Corporation	Canada
Broadridge Rus LLC	Russia
Broadridge Securities Processing Solutions, LLC	Delaware
Broadridge (Singapore) Private Limited	Singapore
Broadridge Software Limited	Canada
Broadridge SPS, LLC	Delaware
Broadridge (Suisse) S.A.	Switzerland
Broadridge Sweden Holdings AB	Sweden
Broadridge Trading Trf. Corp.	Delaware
BR ICS (Canada) ULC	Nova Scotia
BR REC, LLC	New York
BR (Canada) Holdings Inc.	Ontario
BR NYC Solutions, Inc.	Delaware
Clear Structure Financial Technology Limited	United Kingdom
Fund Buyer Focus Limited	United Kingdom
Funds Library Limited	United Kingdom
Fi360, Inc.	Delaware
ICJ Inc. (1)	Japan
Investigo Corporation	Minnesota
LiquidX, Inc.	Delaware
Itiviti Australia Pty Ltd	Australia
Itiviti Asia Limited	Hong Kong
Itiviti Group Canada Inc.	Canada
Itiviti UK Ltd.	United Kingdom
Matrix Trust Company	Colorado
Matrix Settlement & Clearance Services, LLC	New York
Matrix Financial Solutions, Inc.	Delaware
QED Financial Systems, Inc.	New Jersey
Ullink UK Holdco 1 Limited	United Kingdom

(1)	(1) Less than 100% owned
2